UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Chevron Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Employee Voting at the 2011 Annual Meeting

Around April 19, U.S. payroll Chevron employees who participate in an employee stock plan and have a company-issued email account will be sent an email at their work address with instructions for viewing proxy materials and voting online.

Chevron employees who participate in an employee stock plan but do not receive an email will receive the information through the U.S. Postal Service. Delivery will vary based on geographic location.

The company’s 2010 Annual Report as well as the Notice of the 2011 Annual Meeting and the 2011 Proxy Statement are now available electronically on the company’s intranet and can be accessed, viewed and printed at your convenience. Electronic delivery, where available, will save natural resources in addition to saving the company printing and delivery costs.

Voting Convenience

The proxy materials include general information as well as specifics on matters that will be voted on at Chevron’s Annual Meeting of Stockholders in San Ramon, California, on May 25. You will be voting to elect members of the company’s Board of Directors; to ratify the appointment of the independent registered public accounting firm; to approve, on an advisory basis, the compensation of Chevron’s named executive officers; to recommend, on an advisory basis, the frequency of future advisory votes on named executive officer compensation; and to vote on seven stockholder proposals.

Employee stockholders will have the ease of voting their proxies online or through a special telephone voting service. You are encouraged to use one of these convenient and cost-effective methods to vote.

Voting Is Confidential

Employee stockholders are encouraged to vote. All voting tabulations and results are handled by Broadridge Financial Solutions, an independent third party. Chevron does not have access to individual votes, and the process is completely confidential. Voting will be available through a secure website or by telephone.

Once you have received the proxy voting email or proxy materials, you may proceed to vote. Voting your shares in an employee stock plan must be completed by May 20 at 11:59 p.m. EDT (3:59 a.m. GMT).

If you wish to receive a paper copy of the Annual Report or the Proxy Statement, you may submit a request indicating the item(s) you wish to receive along with your name and your intercompany mailing address to corpgov@chevron.com.

Voting Recommendations

Chevron’s Board of Directors recommends that you vote as follows:

FOR: Election of the Director nominees

FOR: Ratification of the independent registered public accounting firm

FOR: Board proposal regarding an advisory vote on named executive officer compensation

ONE YEAR: Board proposal regarding an advisory vote on the frequency of future advisory votes on named executive officer compensation

AGAINST: Stockholder proposal regarding the appointment of an independent Director with environmental expertise

AGAINST: Stockholder proposal regarding a human rights committee

AGAINST: Stockholder proposal regarding a sustainability metric for executive compensation

AGAINST: Stockholder proposal regarding guidelines for country selection

AGAINST: Stockholder proposal regarding the financial risks from climate change

AGAINST: Stockholder proposal regarding hydraulic fracturing

AGAINST: Stockholder proposal regarding offshore oil wells

Please refer to the 2011 Proxy Statement for detailed information on each of the proposals and the Annual Meeting of Stockholders.

2010 Annual Report http://www.chevron.com/annualreport/2010/

2010 Annual Report (PDF, 5.2 MB)

http://www.chevron.com/annualreport/2010/documents/pdf/Chevron2010AnnualReport_full.pdf

Notice of 2011 Annual Meeting and the 2011 Proxy Statement (PDF, 432 KB)

http://www.chevron.com/documents/pdf/Chevron2011ProxyStatement.pdf

Employee Stockholder Q&A

What happens if I do not receive the proxy voting email?

Any employee stockholder who does not receive the proxy voting email around April 19 will receive the information through the U.S. Postal Service. Delivery will vary based on geographic location.

What documents will be delivered electronically?

The company will electronically send you a link to the annual report, the notice of the meeting, the proxy statement and the proxy ballot.

How do I vote my proxy electronically?

When you are sent the proxy voting email, you will also be given the information you’ll need to vote your proxy ballot online or by telephone. Please remember that you will need your pre-assigned personal identification number (PIN) to access the online system. Your pre-assigned PIN will be the last four digits of your social security number, unless you previously changed it.

What if I would like to receive paper copies of the documents instead of receiving proxy materials electronically?

If you are an employee participating in a company stock plan and you do not want to receive the proxy voting email in the future and would instead like to receive paper copies of the proxy materials on an ongoing basis, please notify the Corporate Governance Department at corpgov@chevron.com.

Does electronic delivery apply to company stock that I have as a registered holder or in my broker account?

No, this applies only to shares employees hold in an employee stock plan. If you want to take advantage of a similar method of electronic delivery as a registered holder of company stock or for stock you hold in a brokerage account, please log on to the Proxy Online Sign-up and follow the instructions.